                                                                    Exhibit 23.3

                      [Letterhead of Jingtian & Gongcheng]

November 13, 2007

WSP HOLDINGS LIMITED
NO.38 ZHUJIANG ROAD
XINQU, WUXI
JIANGSU PROVINCE
PEOPLE'S REPUBLIC OF CHINA

Ladies and Gentlemen:

     We hereby consent to the use of our name under the captions "Risk Factors",
"Enforceability of Civil Liabilities", "Regulation", "Taxation" and "Legal
Matters" in the prospectus included in the registration statement on Form F-1, originally filed by WSP Holdings Limited on November 13, 2007, with the
Securities and Exchange Commission under the Securities Act of 1933, as amended
(the "Prospectus"). We hereby further consent to the summarization of our opinion under the captions "Risk Factors", "Enforceability of Civil
Liabilities", "Regulation" and "Taxation" in the Prospectus, subject to the assumptions and qualifications in our legal opinion attached to the Prospectus as Exhibit 8.3. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the
Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

(seal)
Jingtian & Gongcheng, Attorney at law